EXHIBIT 3.1

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                          ARTICLES OF INCORPORATION


The undersigned, acting as the incorporator of a corporation for profit pursuant to ss. 7-102-102, Colorado Revised Statutes (C.R.S.), delivers these Articles of Incorporation to the Colorado Secretary of State for filing, and states as follows:

1.  The entity name of the corporation is:   Kranem Corporation.


2.  The corporation is authorized to issue: (number) 50,000.00  shares of
                                             (class) Common
                                            (number)  10,000.00 shares of
                                            (class) Preferred

If more classes are authorized, include attachment indicating class(es) and number of shares in each class.

3. The street address of the corporation's initial registered office and the name of its initial registered agent at that office are: Street Address
      410 17th Street, Suite 1870, Denver, Colorado 80202;
      Registered Agent Name:  Kim D. Rust

The  undersigned   consents  to  appointment  as  the  corporation's   initial
registered agent:
Registered Agent Signature    /s/ Kim D. Rust
                             -----------------------

4.    The address of the corporation's initial principal office is:
           410 17th Street, Suite 1870, Denver, Colorado 80202

5.    The name and address of the incorporator is:
          Name:      Kim D. Rust
          Address:   410 17th Street, Suite 1870, Denver, Colorado 80202

6. The address to which the Secretary of State may send a copy of this document upon completion of filing (or to which the Secretary of State may return this document if filing is refused) is:
       410 17th Street,  Suite 1870, Denver, Colorado 80202

If applicable, these articles are to have a delayed effective date of (not to exceed 90 days)

Incorporator Signature  /s/ Kim D. Rust  Signer's Name-printed:  Kim  D. Rust
                       ----------------                         --------------
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                           CERTIFICATE OF TRADENAME

   The undersigned, a corporation, limited liability company, or limited partnership, organized under the laws of Colorado, delivers this certificate regarding a tradename pursuant to ss.7-71-101(2), Colorado Revised Statutes (C.R.S.), to the Colorado Secretary of State for filing, and states as follows:

1.    The entity name is:             Kranem Corporation
..

2.    The  location  of its  principal  office is:
                   410 17th St., Suite 1870, Denver, CO 80202.

3.    The name (other than its own entity's  name) under which the business is
transacted is:       Learningwire.com

4.    A brief  description of the kind of business  transacted under the trade
name is:   Sale of computer-assisted design software.

5. The address to which the Secretary of State may send a copy of this document upon completion of filing (or to which the Secretary of state may return this document if filing is refused) is:
                   410 17th St., Suite 1870, Denver, CO 80202


                                  Signer's Name (Printed):  Kim D. Rust
                                                           --------------------

                                  Signer's Title:   President
                                                    ----------------------







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ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION (PROFIT)


Pursuant to ss. 7-110-106 and part 3 of article 90 of title 7, Colorado  Revised
Statutes   (C.R.S.),   these   Articles  of   Amendment  to  its  Articles  of
Incorporation are delivered to the Colorado Secretary of State for filing.

1.  The name of the corporation is:     Kranem Corporation
..

2.  The date the following amendment(s) to the Articles of Incorporation was
    adopted:        12/30/03

3. The text of each amendment adopted (include attachment if additional space needed):

     The SECOND Article of this Corporation's Articles of Incorporation is amended to read as follows:

        The authorized capital stock of the Corporation shall consist of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. The shares of preferred stock may be issued in one or more series. The designations, powers, rights, preferences, qualifications, restrictions and limitations of each series of preferred stock shall be established from time to time by the Corporation's Board of Directors in accordance with Colorado law.

        The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares, options, or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud.

4. If changing the  corporation  name, the new name of the  corporation is:
               N/A

5.    If  providing  for an exchange,  reclassification,  or  cancellation  of
      issued  shares,   provisions  for  implementing  the  amendment  if  not
      contained in the amendment itself:    N/A .

6.    Indicate manner in which amendment(s) was adopted (mark only one):

[X]   No  shares  have  been  issued  or   Directors   elected  -  Adopted  by
      Incorporator(s).
[ ]   No shares have been  issued but  Directors  have been  elected -
      Adopted by the board of directors.
[ ] Shares have been issued but shareholder action was not required - Adopted by the board of directors.
[ ] The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the shareholders.

7.    Effective date (if not to be effective upon filing)      N/A

8. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:

                                William T. Hart,
                               Hart & Trinen, LLP
                               1624 Washington St.
                                Denver, CO 80203